Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces Third Quarter 2015 Results

MELVILLE, N.Y., October 28, 2015—FalconStor® Software, Inc. (NASDAQ: FALC), a market leader in software-defined storage, today announced financial results for its third quarter ended September 30, 2015.

"With the continued adoption of FreeStor by OEMs, service providers and enterprise-class customers around the world, we are seeing faster adoption rates compared to our historical licensing models among organizations seeking software-defined storage solutions that can provide them the data services needed to overcome even the most-challenging business requirements," said Gary Quinn, FalconStor President and CEO.  "The addition of intelligent predictive analytics to our core pillars of migration, continuity, recovery and optimization represents our ongoing commitment to improving not only our FreeStor platform but the IT environments of companies turning to next-generation solutions to manage and maintain mission-critical data across physical, virtual and cloud infrastructures."

Financial and Business Highlights and Overview:

•	REVENUE:

◦	Q3 2015 revenue was $9.7 million compared with revenue in Q2 2015 of $9.6 million and $11.2 million in Q3 2014.

•	BOOKINGS:

◦	Q3 2015 total bookings were $8.8 million compared with $8.3 million in Q2 2015 and $8.9 million in Q3 2014.

◦	On a constant currency basis, Q3 2015 total bookings increased 3% compared with both Q2 2015 and Q3 2014, respectively.

◦
In Q3 2015, approximately 75% of our total bookings were ratable as compared with 74% in Q3 2014. For the first nine months of 2015, approximately 81% of our total bookings were ratable as compared with 75% during the first nine months of 2014, all of which is a clear indicator of our business moving to an over-time revenue recognition model.

◦
In Q3 2015, approximately 45% of our total product bookings were ratable as compared with 44% in Q3 2014. For the first nine months of 2015, approximately 59% of our total product bookings were ratable as compared with 42% during the first nine months of 2014.

•	DEFERRED REVENUE:

◦
Excluding the impact of our joint-development agreement, deferred revenue as of September 30, 2015 increased 5% compared with September 30, 2014 and decreased 2% compared with December 31, 2014, respectively.

•	CASH:

◦	The Company closed the quarter with $16.1 million of cash, cash equivalents and marketable securities, compared with $21.8 million at December 31, 2014.

•	Non-GAAP EXPENSES and MARGINS:

◦	Non-GAAP operating expenses decreased 3% compared with Q2 2015 and 11% compared with Q3 2014.

◦	Non-GAAP expenses totaled $11.8 million in Q3 2015, compared with non-GAAP expenses of $12.3 million in Q2 2015 and non-GAAP expenses of $13.1 million in Q3 2014.

◦	Non-GAAP gross margins were 75% in Q3 2015, compared with non-GAAP gross margins of 73% in Q2 2015 and 77% in Q3 2014.

•	OTHER ITEMS

◦
During the third quarter, we announced that we acquired an exclusive source code and distribution license from Cumulus Logic for a next-generation intelligent cloud-based predictive analytics monitoring system for FreeStor®. The exclusive source code license will provide the FreeStor product with core intelligence to the Software Defined Data Center - Intelligent Abstraction® and Intelligent Predictive Analytics that work in real-time for visualization, analysis and action as well as “smart rules” based tools for performance monitoring, capacity planning, and other insights to maximize storage resources - which many hardware vendors lack - the cloud-based engine will also enable secure multi-tenancy for service providers that manage their customers’ data and infrastructure, and support private cloud infrastructures.

◦
During the third quarter of 2015, we added one enterprise-class customer and two service providers who will be implementing FreeStor into their service portfolios. Since the release of FreeStor in May, we have added six OEMs, six service providers and one enterprise-class customer all of whom are FreeStor customers.

◦
During the third quarter, we hired two distinguished IT executives, a former Storage Architect for eBay and PayPal and a former EMC Sr. Product Manager to join our team to expand expertise and deliver on the promise of our next generation of software-defined storage innovation.

Financials

Total revenue for the third quarter of 2015 was $9.7 million compared with $11.2 million in the same period a year ago. GAAP loss from operations for the third quarter of 2015 was $2.5 million, compared with $2.6 million for the third quarter of 2014. Included in our operating results for the three months ended September 30, 2015 and 2014 were; (i) $0.4 million of share-based compensation expense in both periods; and (ii) less than $0.1 million and $0.3 million, respectively, of restructuring costs. GAAP net loss for the quarter was $2.6 million compared with $3.2 million for the same period a year ago. Included in our net loss for the three months ended September 30, 2015 and 2014 was an income tax provision of $0.1 million and $0.2 million, respectively. GAAP net loss attributable to common stockholders for the third quarter of 2015, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of Series A redeemable convertible preferred stock dividends, was $2.9 million, or $0.07 per diluted share, compared with $3.5 million, or $0.08 per diluted share, for the same period a year ago.

Non-GAAP loss from operations was $2.1 million for the third quarter of 2015, compared with $2.0 million for the same period a year ago. Non-GAAP net loss was $2.2 million, or $0.05 per diluted share, in the third quarter of 2015, compared with $2.6 million, or $0.06 per diluted share, in the third quarter of 2014. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs and the effects of our Series A redeemable convertible preferred stock.

Total revenue for the nine months ended September 30, 2015 was $39.2 million compared with $34.5 million in the same period a year ago. Included in total revenue for the nine months ended September 30, 2015 was $11.3 million of revenue associated with our joint-development agreement, of which $9.9 million was accelerated during the nine months ended September 30, 2015. GAAP income from operations for the nine months ended September 30, 2015 was $0.8 million, compared with an operating loss of $3.8 million for the nine months ended September 30, 2014. Our operating results for the nine months ended September 30, 2014, benefited from a litigation settlement of $5.3 million associated with our then outstanding lawsuit with the estate of our former Chief Executive Officer, as compared with expense of less than $0.1 million during the same period in 2015. Also included in the operating results for the nine months ended September 30, 2015 and 2014 were; (i) $1.2 million of share-based compensation expense for both periods; and (ii) $0.2 million and $1.0 million, respectively, of restructuring costs. GAAP net income for the nine months ended September 30, 2015 was less than $0.1 million compared with a net loss of $4.7 million for the same period a year ago. Included in our net income (loss) for the nine months ended September 30, 2015 and 2014 was an income tax provision of $0.4 million and $0.5 million, respectively. GAAP net loss attributable to common stockholders for the nine months ended September 30, 2015 and 2014 was $1.0 million, or $0.02 per diluted share, compared with $5.6 million, or $0.12 per diluted share, for the same period a year ago.

Non-GAAP income from operations was $2.1 million for the nine months ended September 30, 2015, compared with a non-GAAP loss from operations of $6.7 million for the same period a year ago. Non-GAAP net income was $1.4 million, or $0.03 per diluted share, for the nine months ended September 30, 2015, compared with a non-GAAP net loss of $7.6 million, or $0.16 per diluted share, for the nine months ended September 30, 2014.

The Company closed the quarter with $16.1 million in cash, cash equivalents and marketable securities. Cash flow used in operations for the nine months ended September 30, 2015 was $4.0 million compared with cash flow used in operations of less than $0.1 million during the same period in 2014. Deferred revenue at September 30, 2015 was $24.8 million, compared with $34.0 million at September 30, 2014.

Conference Call
The Company will host a conference call to discuss its financial results on Wednesday, October 28, 2015 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-888-205-6705
International: +1-913-312-0382
Conference ID: 7800764

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.
https://falconstor.webex.com/falconstor/j.php?RGID=r89b1ca08c0bb879b0a8cf943eaf155c5
Meeting: FalconStor Q3 2015 Earnings
Meeting password: Q3numbers15
Meeting Number: 762 550 347

If you are unable to register via the Internet, please contact Melissa Keir, Investor Relations at 631-773-4334 or melissa.keir@falconstor.com.

A conference call replay will be available beginning October 28th at 7:30 p.m. EDT through 7:30 p.m. EDT on November 4th. To listen to the replay of the call, dial toll free: 1-888-203-1112 or International: +1-719-457-0820, passcode: 7800764.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A redeemable convertible preferred stock, and (iv) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor® Software, Inc. (NASDAQ: FALC) is a leading software-defined storage company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor® reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business.  We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,483,379	$10,873,891
Marketable securities	10,582,030	10,900,722
Accounts receivable, net	5,051,870	8,898,680
Prepaid expenses and other current assets	1,644,379	1,596,916
Inventory	156,871	352,493
Deferred tax assets, net	300,343	316,586
Total current assets	23,218,872	32,939,288
Property and equipment, net	1,821,390	2,147,188
Deferred tax assets, net	7,503	7,503
Software development costs, net	1,128,553	1,508,517
Other assets, net	1,154,717	1,373,964
Goodwill	4,150,339	4,150,339
Other intangible assets, net	260,004	196,037
Total assets	$31,741,378	$42,322,836
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,387,493	$1,266,504
Accrued expenses	7,418,471	6,939,198
Deferred tax liabilities, net	23,307	23,307
Deferred revenue, net	15,502,480	23,380,012
Total current liabilities	24,331,751	31,609,021
Other long-term liabilities	717,200	630,444
Deferred tax liabilities, net	252,298	226,443
Deferred revenue, net	9,260,148	13,097,215
Total liabilities	34,561,397	45,563,123
Commitments and contingencies
Series A redeemable convertible preferred stock	7,661,884	7,230,941
Total stockholders' deficit	(10,481,903)	(10,471,228)
Total liabilities and stockholders' deficit	$31,741,378	$42,322,836

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Product revenue	$3,756,579	$3,940,479	$21,377,450	$13,156,024
Support and services revenue	5,926,647	7,234,961	17,798,241	21,323,582
Total revenue	9,683,226	11,175,440	39,175,691	34,479,606
Cost of revenue:
Product	510,861	834,628	1,619,142	2,107,974
Support and service	1,915,090	1,757,716	5,875,837	5,866,408
Total cost of revenue	2,425,951	2,592,344	7,494,979	7,974,382
Gross profit	$7,257,275	$8,583,096	$31,680,712	$26,505,224
Operating expenses:
Research and development costs	3,454,128	2,995,150	9,727,727	9,487,169
Selling and marketing	4,128,814	5,776,558	13,805,689	18,016,971
General and administrative	2,132,665	2,140,460	7,209,499	6,896,250
Investigation, litigation, and settlement related (benefits) costs	—	(22,502)	8,842	(5,186,711)
Restructuring costs	15,024	259,078	172,995	1,045,564
Total operating expenses	9,730,631	11,148,744	30,924,752	30,259,243
Operating (loss) income	(2,473,356)	(2,565,648)	755,960	(3,754,019)
Interest and other income (loss), net	25,697	(504,124)	(339,968)	(484,998)
(Loss) income before income taxes	(2,447,659)	(3,069,772)	415,992	(4,239,017)
Provision for income taxes	134,280	162,627	403,736	464,233
Net (loss) income	$(2,581,939)	$(3,232,399)	$12,256	$(4,703,250)
Less: Accrual of Series A redeemable convertible preferred stock dividends	190,786	186,904	568,476	560,712
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	149,969	125,915	430,943	361,822
Net loss attributable to common stockholders	$(2,922,694)	$(3,545,218)	$(987,163)	$(5,625,784)
Basic net loss per share attributable to common stockholders	$(0.07)	$(0.08)	$(0.02)	$(0.12)
Diluted net loss per share attributable to common stockholders	$(0.07)	$(0.08)	$(0.02)	$(0.12)
Weighted average basic shares outstanding	41,113,431	45,158,184	41,004,976	47,025,887
Weighted average diluted shares outstanding	41,113,431	45,158,184	41,004,976	47,025,887

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP (loss) income from operations	$(2,473,356)	$(2,565,648)	$755,960	$(3,754,019)
Non-cash stock option expense (1)	372,173	371,058	1,172,947	1,205,773
Legal related (benefits) costs (3)	—	(22,502)	8,842	(5,186,711)
Restructuring costs (4)	15,024	259,078	172,995	1,045,564
Non-GAAP (loss) income from operations	$(2,086,159)	$(1,958,014)	$2,110,744	$(6,689,393)

GAAP net loss attributable to common stockholders	$(2,922,694)	$(3,545,218)	$(987,163)	$(5,625,784)
Non-cash stock option expense, net of income taxes (2)	372,173	371,058	1,172,947	1,205,773
Legal related (benefits) costs (3)	—	(22,502)	8,842	(5,186,711)
Restructuring costs (4)	15,024	259,078	172,995	1,045,564
Effects of Series A redeemable convertible preferred stock (5)	340,755	312,819	999,419	922,534
Non-GAAP net (loss) income	$(2,194,742)	$(2,624,765)	$1,367,040	$(7,638,624)

GAAP gross margin	75%	77%	81%	77%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	75%	77%	81%	77%

GAAP gross margin - Product	86%	79%	92%	84%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	86%	79%	92%	84%

GAAP gross margin - Support and Service	68%	76%	67%	72%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	68%	76%	67%	73%

GAAP operating margin	(26%)	(23%)	2%	(11%)
Non-cash stock option expense (1)	4%	3%	3%	3%
Legal related (benefits) costs (3)	0%	0%	0%	(15%)
Restructuring costs (4)	0%	2%	0%	3%
Non-GAAP operating margin	(22%)	(18%)	5%	(19%)

GAAP Basic EPS	$(0.07)	$(0.08)	$(0.02)	$(0.12)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01	0.03	0.03
Legal related (benefits) costs (3)	0.00	0.00	0.00	(0.11)
Restructuring costs (4)	0.00	0.01	0.00	0.02
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01	0.02	0.02
Non-GAAP Basic EPS	$(0.05)	$(0.06)	$0.03	$(0.16)

GAAP Diluted EPS	$(0.07)	$(0.08)	$(0.02)	$(0.12)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01	0.03	0.03
Legal related (benefits) costs (3)	0.00	0.00	0.00	(0.11)
Restructuring costs (4)	0.00	0.01	0.00	0.02
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01	0.02	0.02
Non-GAAP Diluted EPS	$(0.05)	$(0.06)	$0.03	$(0.16)

Weighted average basic shares outstanding (GAAP and as adjusted)	41,113,431	45,158,184	41,004,976	47,025,887
Weighted average diluted shares outstanding (GAAP)	41,113,431	45,158,184	41,004,976	47,025,887
Weighted average diluted shares outstanding (as adjusted)	41,113,431	45,158,184	42,637,654	47,025,887

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cost of revenues - Product	$—	$—	$—	$—
Cost of revenues - Support and Service	26,653	20,563	80,357	74,900
Research and development costs	57,478	47,085	228,993	222,492
Selling and marketing	73,575	67,214	225,155	280,188
General and administrative	214,467	236,196	638,442	628,193
Total non-cash stock based compensation expense	$372,173	$371,058	$1,172,947	$1,205,773

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three and nine months ended September 30, 2015 and 2014, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses/gains in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.